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                                                                  EXHIBIT 4.4


                     AMENDMENT NO. 1 TO WARRANT AGREEMENT

     THIS AMENDMENT NO.1 TO WARRANT AGREEMENT (this "Amendment No. 1") dated as of July 24, 1997 is entered into by and among Glendale Federal Bank, Federal Savings Bank ("the Bank"), ChaseMellon Shareholder Services, LLC (as successor to Chemical Trust Company of California ("Chemical"), the "Warrant Agent"), and Golden State Bancorp Inc. ("Golden State") on the basis of the following facts:

     WHEREAS, the Bank and Chemical entered into that certain Warrant Agreement (the "Warrant Agreement") dated as of February 23, 1993 with respect to warrants (the "Five-Year Warrants") to acquire common stock, par value $1.00 per share of the Bank (the "Bank Common Stock")

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 28, 1997 by and among the Bank, Golden State and Glendale Interim Federal Savings Bank, among other things, (i) Golden State will become the holding company for the Bank, and
(ii) the Five-Year Warrants will become exercisable, in accordance with their terms and without the necessity of any exchange by the holders thereof, solely to receive the number of shares of common stock, par value $1.00 per share of Golden State (the "Golden State Common Stock") that equals the number of shares of Bank Common Stock for which the Five-Year Warrants were exercisable immediately prior to the effective time (the "Effective Time") of the reorganization transaction provided for in the Reorganization Agreement (the "Reorganization"); and

     WHEREAS, the parties hereto desire to amend the Warrant Agreement to reflect the transactions comprising the Reorganization and their effects.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. The terms "Common Stock" as used in the Warrant Agreement shall mean Golden State Common Stock instead of Bank Common Stock.

     2. All references to the "Bank" or the "Company" in Articles III and IV of the Warrant Agreement shall be deemed to refer to Golden State instead of the Bank.

     3. All references to the "Bank" in Sections 6.01 and 6.05 shall be deemed to refer to both the Bank and Golden State.

     4.   Section 6.08 shall be amended in its entirety as follows:

     "Section 6.08 Notices. Any communication, notice or demand to be given
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hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

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          (a)   If to the Bank or Golden State:

                414 N. Central Avenue
                Glendale, California 91203
                Attn:  Corporate Secretary

                If to the Warrant Agent:

          (b)   ChaseMellon Shareholder Services, LLC
                400 South Hope Street
                4th Floor
                Los Angeles, California 90071
                Attn:  Office Manager

          (c) If to a Warrant Holder, at such person's last known address as such address shall appear on the registration books maintained by the Warrant Agent.

          Any party may change the address to which any communication, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section."

     5.   This Amendment No. 1 shall be deemed effective as of the Effective
Time.

     6. Except as otherwise specifically provided herein, the Warrant Agreement shall remain unchanged.

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           IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties hereto as of the day and year first above written.

                                        GLENDALE FEDERAL BANK,
                                        FEDERAL SAVINGS BANK

                                        By: /s/ John E. Haynes
                                           -----------------------------

                                        Title: Chief Financial Officer
                                              --------------------------

                                        CHASEMELLON SHAREHOLDER
                                        SERVICES, LLC

                                        By: /s/ Michael E. Dzleoiolowski
                                           -----------------------------
                                                Michael E. Dzleoiolowski

                                        Title:  Assistant Vice President
                                              --------------------------


                                        GOLDEN STATE BANCORP INC.

                                        By: /s/ John E. Haynes
                                           -----------------------------

                                        Title: Chief Financial Officer
                                              --------------------------

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